Exhibit 99.1

Enveric Biosciences Reports Financial Results and Provides Corporate Update for Fourth Quarter and Fiscal Year Ended 2024

Product Development Highlights:

●	Advanced pre-IND and research activities including confirmation of oral bioavailability and significant brain exposure for EB-003, a novel potential first-in-class neuroplastogenic molecule designed to treat severe mental health disorders
●	Announced positive pharmacology and preclinical safety data for EB-003 including targeting of serotonergic receptors, supporting the potential of the neuroplastogenic therapeutic effect
●	Presented data highlighting development of EB-003 at European Behavioral Pharmacology Society Biennial Workshop and 7th Neuropsychiatric Drug Summit
●	Broadened pipeline of potential non-hallucinatory molecules with new U.S. patent for EVM401 Series mescaline derivative compounds

Corporate and Business Development Highlights:

●	Conducted business development campaign with multiple classes of promising novel drug candidates
●	Executed out-licensing deal of patented topical product to Aries Science & Technology for development in radiation dermatitis.
●	Completed out-licensing agreement for EVM201 program to MycoMedica Life Sciences
●	Executed two out-licenses to Restoration Biologics for the development and marketing of patented Cannabinoid-COX-2 conjugate compounds in joint disease

CAMBRIDGE, Mass., March 31, 2025 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, today provided a corporate update following the filing of its 10-K on Friday March 28, 2025 which reported financial results for the fourth quarter and year ended December 31, 2024.

“Enveric is entering 2025 with a clear mission – enhance shareholder value by cementing our leadership position in the promising neuroplastogen field with the continued development of EB-003,” stated Joseph Tucker, Ph.D., Director and CEO of Enveric. “With EB-003, we believe Enveric is at the forefront of redefining the treatment of severe mental health conditions, an area of medicine that has been without substantial innovation for many years. We are now focused on completing the data package needed to file an Investigational New Drug (IND) application for EB-003. After the completion of a pre-IND meeting with the U.S. Food and Drug Administration (FDA), and the filing of the IND, we will be poised to advance EB-003 into Phase 1 clinical trials and towards the goal of capitalizing on the estimated $35 billion future market opportunity for neuroplastogens.”1

Dr. Tucker continued: “Expanding from this foundation, Enveric will work to identify and capture additional opportunities to build value through the discovery of new, potentially groundbreaking molecules and by harnessing our portfolios of patented technologies to secure additional licensing deals with strategic partners. Representative of this expansion was the recent unveiling of our EVM401 series of compounds. This new family of molecules offers the potential for Enveric to broaden our neuroplastogen program beyond addiction and neuropsychiatric disorders.”

Dr. Tucker concluded: “This is an exciting time for Enveric, and we believe the Company is well positioned to reinforce its leadership role in developing innovative, non-hallucinatory neuroplastogens for mental health diseases and other conditions that remain challenging to treat and devastating to patients.”

FOURTH QUARTER, YEAR END, AND RECENT UPDATES

Corporate, Product and Business Development Highlights:

●	Confirmed oral bioavailability and significant brain exposure in preclinical studies of EB-003, supporting elevation of EB-003 to lead neuroplastogen candidate for expedited development
●	Announced positive pharmacology and safety data for EB-003 with in vitro pharmacology studies confirming targeting to desired serotonergic receptors, supporting the potential of the neuroplastogenic therapeutic effect
●	Preclinical safety pharmacology studies showed no adverse cardiovascular or CNS events
●	Presented data highlighting development of EB-003 at European Behavioral Pharmacology Society Biennial Workshop and 7th Neuropsychiatric Drug Summit
●	Unveiled EVM401 series of compounds with new U.S. patent to support development of mescaline derivative compounds, broadening Enveric’s pipeline of potential non-hallucinogenic neuroplastogen drug candidates
●	Expanded patent protection for EVM301 and EVM201 portfolio, including receipt of US Patent Notice of Allowance for lead drug candidate EB-003
●	Closed $5 million public offering
●	Launched business development initiative with multiple classes of novel drug candidates discovered using Enveric’s Psybrary™ drug discovery platform
●	Secured several out-licensing deals:

○	Executed out-licensing deal of patented topical product to Aries Science & Technology for development in radiation dermatitis with aggregate milestone payments of up to $61 million, as well as tiered royalties ranging from 2.5% to 10% on future sales
○	Completed out-licensing agreement for EVM201 program, which included EB-002 Candidate, to MycoMedica Life Sciences, with upfront, development, and sales milestones potentially totaling up to $62 million, plus tiered single digit royalties on all future sales
○	Entered into two out-licensing agreements with Restoration Biologics, which expects to develop and market Enveric’s patented Cannabinoid-COX-2 conjugate compounds for use in treating joint disease with milestone payments that could potentially add up to a total of $61 million for the pharmaceutical license and $21 million for the non-pharmaceutical license

FOURTH QUARTER & YEAR END FINANCIAL RESULTS

Net loss attributable to stockholders was $3.2 million for the fourth quarter ended December 31, 2024, including $1.0 million in net non-cash expense, with a basic and diluted loss per share of $4.83, as compared to a net loss of $3.4 million, including $1.5 million in net non-cash income, with a basic and diluted loss per share of $21.90 for the quarter ended December 31, 2023. The Company had cash-on-hand of $2.2 million for the quarter ended December 31, 2024.

References:

1.	Coherent Market Insights. https://www.coherentmarketinsights.com/market-insight/neuroplasticity-market-6032/market-size-and-trends

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, the Psybrary™ platform, which houses proprietary information on the use and development of existing and novel molecules for specific mental health indications, Enveric seeks to develop a robust intellectual property portfolio of novel drug candidates. Enveric’s lead molecule, EB-003, is a potential first-in-class neuroplastogen designed to promote neuroplasticity, without inducing hallucinations, in patients suffering from difficult-to-address mental health disorders. Enveric is focused on advancing EB-003 towards clinical trials for the treatment of neuropsychiatric disorders while out-licensing other novel, patented Psybrary™ platform drug candidates to third-party licensees advancing non-competitive market strategies for patient care. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “budgets,” “explores,” “schedules,” “seeks,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: finalize and submit its IND filing to the U.S. Food and Drug Administration; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

(231) 632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com